UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2019

DIME COMMUNITY BANCSHARES, INC.
(Exact name of the registrant as specified in its charter)

Delaware	000-27782	11-3297463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Cadman Plaza West, 8th Floor
Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

(718) 782-6200
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2019, Dime Community Bancshares, Inc. (the “Company”) announced that Avinash Reddy was named Executive Vice President and Chief Financial Officer of the Company and its subsidiary, Dime Community Bank (the “Bank”). Mr. Reddy, age 34, previously served as Senior Vice President, Head of Corporate Development and Treasurer at the Company, beginning in 2017. Prior to joining the Company, Mr. Reddy worked in investment banking for 12 years. Mr. Reddy is not a party to any transaction with the Company or Bank that would require disclosure under Item 404(a) of Regulation S-K.

On January 17, 2019 the Company also announced that Leslie Veluswamy was named Chief Accounting Officer of the Company and the Bank. Ms. Veluswamy, age 34, previously served as Senior Vice President and Director of Financial Reporting at the Company, beginning in 2017. Prior to joining the Company, Ms. Veluswamy, a certified public accountant, worked as Accounting Manager at a large public accounting firm for seven years and as Assistant Controller at an insurance broker for two years. Ms. Veluswamy is not a party to any transaction with the Company or Bank that would require disclosure under Item 404(a) of Regulation S-K.

James L. Rizzo will remain as Senior Vice President and Comptroller of the Company and the Bank.

A copy of the press release announcing Mr. Reddy’s and Ms. Veluswamy’s appointments is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Description

99.1	Dime Community Bancshares, Inc. Press Release, dated January 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dime Community Bancshares, Inc.
(Registrant)
DATE: January 17, 2019	By:	/s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President and General Counsel